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                                                                    EXHIBIT (11)

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    NALCO CHEMICAL COMPANY AND SUBSIDIARIES
                 (Amounts in thousands, except per share data)

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                                                    Year Ended December 31
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
Basic
 Average shares outstanding......................   65,847    66,700    67,280
                                                  ========  ========  ========
 Earnings from continuing operations............. $ 37,934  $163,380  $145,936
 Earnings from discontinued operations, net of
  taxes..........................................      --        --      8,546
                                                  --------  --------  --------
 Earnings before effect of accounting change.....   37,934   163,380   154,482
 Cumulative effect of change in accounting for
  business process reengineering costs, net of
  taxes..........................................      --     (4,544)      --
                                                  --------  --------  --------
 Net earnings....................................   37,934   158,836   154,482
 Dividends on preferred stock, net of taxes......  (11,473)  (11,466)  (11,363)
                                                  --------  --------  --------
 Net earnings to common shareholders............. $ 26,461  $147,370  $143,119
                                                  ========  ========  ========
 Per share amounts:
 Earnings from continuing operations............. $    .40  $   2.28  $   2.00
 Earnings from discontinued operations, net of
  taxes..........................................      --        --        .13
 Cumulative effect of change in accounting for
  business process reengineering costs, net of
  taxes..........................................      --       (.07)      --
                                                  --------  --------  --------
 Net earnings to common shareholders............. $    .40  $   2.21  $   2.13
                                                  ========  ========  ========
Diluted
 Average shares outstanding during the year per
  Basic EPS......................................   65,847    66,700    67,280
 Effect of dilutive securities:
   Assumed conversion of preferred stock.........      --      7,760     7,930
   Stock options and contingently issuable
    shares.......................................      421       805       319
                                                  --------  --------  --------
     Totals......................................   66,268    75,265    75,529
                                                  ========  ========  ========
Earnings from continuing operations.............. $ 37,934  $163,380  $145,936
Earnings from discontinued operations, net of
 taxes...........................................      --        --      8,546
                                                  --------  --------  --------
Earnings before effect of accounting change......   37,934   163,380   154,482
Cumulative effect of change in accounting for
 business process reengineering costs, net of
 taxes...........................................      --     (4,544)      --
                                                  --------  --------  --------
Net earnings.....................................   37,934   158,836   154,482
Dividends on preferred stock, net of taxes.......  (11,473)      --        --
Additional ESOP expense resulting from assumed
 conversion of preferred stock, net of taxes.....      --     (4,464)   (4,515)
Income tax adjustment on assumed common
 dividends.......................................      --     (1,041)     (920)
                                                  --------  --------  --------
Net earnings to common shareholders.............. $ 26,461  $153,331  $149,047
                                                  ========  ========  ========
Per share amounts:
 Earnings from continuing operations............. $    .40  $   2.10  $   1.86
 Earnings from discontinued operations, net of
  taxes..........................................      --        --        .11
 Cumulative effect of change in accounting for
  business process reengineering costs, net of
  taxes..........................................      --       (.06)      --
                                                  --------  --------  --------
 Net earnings to common shareholders............. $    .40  $   2.04  $   1.97
                                                  ========  ========  ========
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